PUBLIC ACCOUNTANTS


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

DAC Technologies Group International, Inc.

We hereby consent to the use in the Form 10-SB dated January 25, 2000 of our report dated September 30, 1999 related to the financial statements of DAC Technologies Group International, Inc. for the three months ended December 31, 1998 and DAC Technologies of Arkansas, Inc. (predecessor) for the nine months ended September 30, 1998 and for the year ended December 31, 1997.

                                            Sweeney, Gates & Co.

Fort Lauderdale, Florida
January 25, 2000